                                                                  EXHIBIT 6.10.1

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("AGREEMENT"), dated as of the 6th day of May, 1999, is made and entered into on the terms and conditions hereinafter set forth, by and between MIRACOM CORPORATION, a Nevada corporation authorized to do business in Florida ("BORROWER"), and EUGENE W. GRAMZOW, TRUSTEE FOR THE EUGENE
W. GRAMZOW REVOCABLE TRUST, DATED FEBRUARY 3, 1998 ("LENDER").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested and Lender has agreed to make available to Borrower a term loan in the original principal amount of Three Hundred Fifty Thousand and No/100ths Dollars ($350,000.00) (the "LOAN") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE I
                                    THE LOAN

         Section 1.1 COMMITMENT; EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT. Subject to the terms and conditions hereof, Lender agrees to make the Loan to Borrower by wire transfer in immediately available funds to Borrower's Construction Escrow Agent (as hereinafter defined), or other third-party account as mutually agreed between Lender and Borrower. The Loan shall be evidenced by a Promissory Note in the original principal amount of Three Hundred Fifty Thousand and No/100ths Dollars ($350,000.00), substantially in the form of EXHIBIT A attached hereto and incorporated herein by this reference (the "NOTE"), dated the Closing Date (as defined in Section 1.3 hereof), executed by Borrower, in favor of Lender. The Loan shall be conditionally guaranteed by Shawn Lucas and shall be payable in accordance with the terms of the Note.

         Section 1.2 OPERATIVE DOCUMENTS. (a) As further inducement for Lender to extend the Loan,

         (i) Borrower shall execute a Mortgage and Security Agreement in favor of Lender, which shall be filed in the public records of Seminole County, Florida (the "MORTGAGE"), granting to Lender a first lien in Borrower's real property, together with the fixtures located thereon or attached thereto, all as more particularly described in the Mortgage, in the form of EXHIBIT B attached hereto and incorporated herein by reference ("Property");

         (ii) StoneStreet Investments, Inc. and/or Shawn Lucas, David McComas, Michael Fouts, Scott Anderson and Jeffrey Odato (hereinafter collectively referred to as "Pledgors") shall enter into a Pledge and Security Agreement, substantially in the form of EXHIBIT C attached hereto and incorporated herein by this reference (the "PLEDGE AGREEMENT") with Lender pursuant to which Pledgors will grant to Lender a security interest in and to One Hundred Thousand (100,000) shares of Common Stock of Borrower owned by Pledgors, which stock shall be placed in escrow with Greenberg Traurig, P.A. (the "Stock Escrow Agent"), pursuant to an escrow agreement, the form of which is attached to the Pledge Agreement. The parties hereto acknowledge that StoneStreet Investments, Inc. shall pledge all of its stock in Borrower up to a maximum of One Hundred Thousand (100,000) shares of Common Stock of Borrower. To the extent StoneStreet Investments, Inc. holds less than One Hundred Thousand (100,000) shares of Common Stock of Borrower, the remaining Pledgors will pledge the number of shares of Common Stock of Borrower that is equal to the difference between one hundred thousand (100,000) and the number of shares pledged by StoneStreet Investments, Inc., pro-rata as their interests appear in the Borrower. The parties further acknowledge that because the number of shares which StoneStreet Investments, Inc. will acquire in Borrower cannot be determined until such time as Borrower has received an appraisal on the Property, the shares shall be deposited with the Stock Escrow Agent and the Stock Pledge Agreement shall be finalized within thirty (30) days of the Closing. Failure on the part of the Pledgors to deposit the stock with Stock Escrow agent shall be an Event of Default hereunder;

         (iii) Lender, Borrower and Advanced Investment Corporation, as escrow agent ("Construction Escrow Agent") shall enter into an Escrow Agreement, substantially in the form of EXHIBIT D attached hereto and incorporated herein by this reference the "ESCROW AGREEMENT"), which shall provide that the loan proceeds shall be deposited into an account with Escrow Agent and the funds shall be disbursed in accordance with the terms and conditions of such Escrow Agreement.

         (b) This Agreement, the Note, the Mortgage, the Pledge Agreement and the Escrow Agreement, and any other instruments and documents executed by Borrower, including any exhibits thereto, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as an "OPERATIVE DOCUMENT" and collectively referred to as the "OPERATIVE DOCUMENTS."

         Section 1.3 CLOSING DATE. The closing (the "CLOSING") with respect to the borrowing under this Agreement will take place at the offices of __________________________________ at 10:00 A.M., Orlando, Florida time on
______________, or such later date as Borrower and Lender shall agree (the "CLOSING DATE"). Upon the Closing, Lender shall disburse the loan proceeds by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with Borrower's written instructions, received twenty-four (24) hours prior to the Closing Date.

         Section 1.4 LOAN FEE. Borrower shall pay Lender on the Closing Date a loan fee payable as follows:

                  Borrower shall issue to Lender an option to acquire Fifty Thousand (50,000) shares of Common Stock of Borrower exercisable immediately for total consideration of ten dollars ($10.00) per option agreement for a period of three (3) years. Lender acknowledges and agrees that the Common Stock issuable upon the exercise of the option will be restricted securities and may be sold only if registered under the Securities Act of 1933, as amended (the "Act") or if an exemption from registration is available.

         Section 1.5 BROKER FEE. Borrower shall be responsible to pay a broker's fee to Advanced Investment Corp., an Oregon corporation ("Broker") and Patrick Seber, a licensed employee of Broker, on the Closing Date payable as follows:

         (a) Borrower shall issue to Broker Twenty Eight Thousand (28,000) shares of Common Stock of Borrower.

         (b) Borrower shall issue to Patrick Seber Twelve Thousand (12,000) shares of Common Stock of Borrower.

         Section 1.6. PREPAYMENT. Borrower may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time, without penalty or premium.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         The Borrower hereby represents and warrants to Lender as follows:

         Section 2.1 CORPORATE STATUS. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing under the laws of the State of Florida, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Note and the other Operative Documents.

         Section 2.2 AUTHORIZATION. The Borrower has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Note and the other Operative Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the execution and delivery of the Note, the execution and delivery of each other document in connection herewith or therewith to which Borrower is a party, and the performance by Borrower of its obligations hereunder and/or thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not contravene or conflict with the articles of incorporation or bylaws of Borrower or any material agreement to which Borrower is now a party or by which its properties is bound, or constitute a default thereunder, or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of Borrower pursuant to the terms of any such agreement or instrument. The officer(s) executing this Agreement, the Note and the other Operative Documents is duly authorized to act on behalf of Borrower.

         Section 2.3 TITLE TO PROPERTY. The Borrower has good and marketable title to the Property securing the Mortgage, free and clear of all liens, security interests, pledges, encumbrances, except for the Permitted Exceptions as set forth in the title commitment issued on Buyer's behalf pertaining to the acquisition of the Property.

         Section 2.4 FEES/COMMISSIONS. Except as disclosed herein, the Borrower has not agreed to pay any finder's fee, commission, loan fee or other fee or charge to any person or entity with respect to the loan and investment transactions contemplated hereunder.

                                   ARTICLE III
                            COVENANTS AND AGREEMENTS

         From and after the Closing Date and continuing during the term of this
Agreement:

         Section 3.1 USE OF PROCEEDS. The Borrower shall use the proceeds of the Note to acquire the Property and to construct the improvements to the building situated on the Property.

         Section 3.2 PAYMENT OF OBLIGATIONS. The Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         Section 3.3 CORPORATE EXISTENCE, ETC. The Borrower will preserve and keep in force and effect its corporate existence and good standing in the State of Nevada and its qualification to conduct business in the State of Florida, and all licenses and permits necessary to the proper conduct of its business.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LENDER

         The obligation of Lender to fund the Loan on Closing Date is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

         Section 4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of


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

Borrower contained in this Agreement and in any Exhibit hereto or any document or instrument delivered to Lender or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Borrower shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         Section 4.2 DELIVERIES BY/ON BEHALF OF BORROWER. The following executed documents shall have been delivered and received:

                  (a) NOTE. The Borrower shall have delivered to Lender the Note executed by Borrower, in the form of EXHIBIT A attached hereto and incorporated herein by this reference.

                  (b) MORTGAGE. Borrower shall have delivered to Lender for recording a Mortgage and Security Agreement in the Form attached hereto as EXHIBIT B.

                  (c) STOCK OPTION AGREEMENT. Borrower shall have delivered to Lender a Stock Option Agreement executed by the Borrower, substantially in the form of EXHIBIT E attached hereto and incorporated herein by this reference.

                  (d) ESCROW AGREEMENT FOR MONEY. The Borrower shall have delivered to Lender an escrow agreement, executed by Borrower and the Escrow Agent, substantially in the form of EXHIBIT D attached hereto and incorporated herein by this reference.

                  (e) PLEDGE AND SECURITY AGREEMENT. Borrower shall have delivered to Lender a Pledge and Security Agreement, executed by Borrower, and related stock certificates and undated stock powers, executed in blank by Borrower, substantially in the form of EXHIBIT C attached hereto and incorporated herein by this reference.

                  (f) ESCROW AGREEMENT FOR STOCK. Borrower shall have delivered to Lender an escrow agreement for the stock pledged in the form attached to the Stock Pledge Agreement; provided, however, that the number of shares shall not be completed and the shares shall not be deposited with Stock Escrow Agent until thirty (30) days after the Closing.

                  (g) EXISTENCE AND AUTHORITY. The Borrower shall have delivered to Lender the following certificates of public officials, in each case as of a recent date:

                           (i) the certificate of incorporation of Borrower,
                  certified by the Secretary of State or other appropriate official in the jurisdiction Borrower is incorporated;

                           (ii) a copy of Borrower's qualification to do
                  business in Florida, certified by the Secretary of State of Florida; and

                           (iii) certificates as to the legal existence and good
                  standing of Borrower issued by the Secretary of State of Nevada and the Secretary of State of Florida.

                  (h) MISCELLANEOUS DOCUMENTS. Such other documentation as may be reasonably necessary to effectuate this transaction.

         Section 4.3 WAIVER OF CONDITIONS. If on the Closing Date Borrower fails to execute and deliver to Lender the Note or if the conditions specified in this
ARTICLE IV have not been fulfilled, Lender may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this ARTICLE IV have not been fulfilled, Lender may waive compliance by Borrower with any such condition to such extent as Lender, in Lender's sole discretion, may determine. Nothing in this Section 4.3 shall operate to relieve Borrower of any of its obligations hereunder or to waive any of Lender's rights against Borrower.

                                    ARTICLE V
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BORROWER

         The obligation of Borrower to close the Loan on the Closing Date is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

         Section 5.1 DELIVERIES BY/ON BEHALF OF LENDER. The following executed documents shall have been delivered and received:

                  (a) STOCK OPTION AGREEMENT. Lender shall have delivered to Borrower a Stock Option Agreement executed by Lender, substantially in the form of EXHIBIT E attached hereto and incorporated herein by this reference.

                  (b) ESCROW AGREEMENT FOR CONSTRUCTION. Lender shall have delivered to Borrower an escrow agreement, executed by Lender and the Escrow Agent, substantially in the form of EXHIBIT D attached hereto and incorporated herein by this reference.

                  (c) PLEDGE AND SECURITY AGREEMENT. Lender shall have delivered to Borrower a Pledge and Security Agreement, executed by Lender, substantially in the form of EXHIBIT C attached hereto and incorporated herein by this reference.

                  (d) ESCROW AGREEMENT FOR STOCK. Lender shall have delivered to Borrower an escrow agreement executed by Lender with respect to the stock pledged pursuant to the Stock Pledge Agreement; provided, however, that the number of shares shall not be completed and the shares shall not be deposited with Stock Escrow Agent until thirty (30) days after the closing.

                  (e) MISCELLANEOUS DOCUMENTS. Such other documentation as may be reasonably necessary to effectuate this transaction.

         Section 5.2 DELIVERY OF FUNDS. Lender shall wire Three Hundred Fifty Thousand and No/100ths Dollars ($350,000.00) to Construction Escrow Agent's account, or such other third-party account as Borrower and Lender may designate.

         Section 5.3 WAIVER OF CONDITIONS. If on the Closing Date Lender has not fulfilled the conditions specified in this ARTICLE V, Borrower may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this ARTICLE V have not been fulfilled, Borrower may waive compliance by Lender with any such condition to such extent as Borrower, in Borrower's sole discretion, may determine. Nothing in this Section 5.3 shall operate to relieve Lender of any of its obligations hereunder or to waive any of Borrower's rights against Lender.

                                   ARTICLE VI
                              DEFAULT AND REMEDIES

         Section 6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default hereunder (an "Event of Default"):

                  (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note;

                  (b) Failure of Pledgors to deliver stock and Stock Pledge Agreement to Stock Escrow Agent within thirty (30) days of the date of Closing;

                  (c) Borrower (i) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) shall have had a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of its property filed against it in any court, pursuant to any statute of the United States or of any State, and any such proceeding shall not be dismissed within sixty (60) days following the commencement thereof;

                  (d) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked; or

                  (e) An Event of Default shall occur under this Agreement or any of the other Operative Documents and, if subject to a cure right, such Event of Default shall not be cured within the applicable cure period.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "CURABLE DEFAULT"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days of notice thereof to Borrower given by Lender in accordance with the provisions hereof.

         Section 6.2 RIGHT TO CURE BY STONESTREET INVESTMENTS, INC. Lender and Borrower hereby acknowledge that StoneStreet Investments, Inc., as a shareholder of Borrower, shall benefit from the granting of the Loan from Lender to Borrower. Consequently, notwithstanding anything contained herein to the contrary, Lender hereby agrees that StoneStreet Investments, Inc. shall be provided with any and all notices regarding a default under the Note or the Mortgage, so that StoneStreet Investments, Inc. may, although it is under no obligation to, remedy such defaults by or on behalf of Borrower.

















































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



         Section 6.3 ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 6.1 which is not cured within the applicable cure period provided therein, the indebtedness evidenced by the Note shall be immediately due and payable in full, and Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note, with thirty (30) days prior written notice to Borrower and StoneStreet Investments, Inc. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                  (a) Lender shall exercise any and all remedies it may have under the Operative Documents with respect to the pledged stock and the Property;

                  (b) Thereafter, Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Operative Documents, including without limitation filing a foreclosure action with respect to the Property;

                  (c) To the extent that Lender has exhausted its remedies in accordance with provision 6.3(a) and (b) herein, Lender may look to Shawn Lucas, conditional guarantor of the Loan, to satisfy the remaining obligations; and

                  (d) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         Section 6.4 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Operative Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Operative Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Operative Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         Section 6.5 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Operative Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including without limitation reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the obligations of Borrower under the Operative Documents (the "OBLIGATIONS"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                   ARTICLE VII
                                   TERMINATION

         Section 7.1 TERMINATION OF THIS AGREEMENT. This Agreement shall remain in full force and effect until the payment by Borrower of all amounts owed to Lender, at which time Lender shall cancel the Note and deliver it to Borrower; PROVIDED, HOWEVER, that if at any time Borrower has satisfied all obligations to Lender, Borrower may terminate this Agreement by providing written notice to Lender.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 PERFORMANCE BY LENDER. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period by Borrower or StoneStreet Investments, Inc., then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         Section 8.2 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         Section 8.3 ASSIGNMENT. The Note, this Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Borrower may assign its rights and delegate its duties hereunder or under any of the other Operative Documents with the prior written consent of Lender, which shall not be unreasonably withheld; provided, however, that Borrower may assign its rights and obligations hereunder to an affiliated entity without the consent of Lender.

         Section 8.4 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Operative Documents.

         Section 8.5 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.6 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Note or any of the other Operative Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         Section 8.7 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         Section 8.8 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:           Eugene W. Gramzow, Trustee for the
                                    Eugene W. Gramzow Revocable Trust
                                    Dated February 3, 1998
                                    c/o Advanced Investment Corp.
                                    321 Good Pasture Island Road
                                    Eugene, Oregon 97401
                                    Attention:  Mike Welt
                                    Telecopy No.: (541) 349-2498
with a copy to:                     Michael P. Kearney, P.C.
                                    260 Country Club Road
                                    Suite 210
                                    Eugene, Oregon  97401

The Address of Borrower is:         Miracom Corporation
                                    1180 Spring Centre South Boulevard
                                    Suite 310
                                    Altamonte Springs, Florida 32714
                                    Attention: David McComas, President
                                    Telecopy No.: (407) 772-8738

with a copy to:                     StoneStreet Investments, Inc.
                                    298 Lake Markham Road
                                    Sanford, Florida  32771
                                    Attn:  Michael Fouts
                                    Telecopy No.:  (407) 772-8738

with a copy to:                     Greenberg Traurig, P.A.
                                    111 North Orange Avenue, Suite 2050
                                    Orlando, Florida 32801
                                    Attention: Sandra C. Gordon, Esq.
                                    Telecopy No.: (407) 420-5909

         Section 8.9 ENTIRE AGREEMENT. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control.

         Section 8.10 GOVERNING LAW AND AMENDMENTS. This Agreement and all of the other Operative Documents shall be construed and enforced under the laws of the State of Florida applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         Section 8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any of the Loan documents or made by or furnished on behalf of Borrower in connection herewith or in any of the other Operative Documents shall survive the execution and delivery of this Agreement and all other Operative Documents.

         Section 8.12 JURISDICTION AND VENUE. Borrower and Lender hereby consent to the jurisdiction of the courts located in Seminole County, State of Florida and the United States District Court for the Middle District of Florida, Orlando Division, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other





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proceeding arising out of any of its obligations arising under this Agreement or any other Operative Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

         Section 8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         Section 8.14 CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                            LENDER:
                                            -------

                                            EUGENE W. GRAMZOW, TRUSTEE FOR THE
                                            EUGENE W. GRAMZOW REVOCABLE TRUST
                                            DATED FEBRUARY 3, 1998

                                            By: /s/  Eugene W. Gramzow
                                                ------------------------------
                                            Name:  Eugene W. Gramzow
                                            Title: Trustee

                                            BORROWER:
                                            ---------

                                            MIRACOM CORPORATION,
                                            a Nevada corporation

                                            By: /s/  David McComas
                                                ------------------------------
                                            Name:  David McComas
                                            Title: President
                                                   (Corporate Seal)







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